SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): NOVEMBER 22, 1995
                                                  ------------------
                                  E-Z-EM, INC.
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       NEW YORK                     1-11479             11-1999504
- --------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)      Identification No.)

                 717 MAIN STREET, WESTBURY, NEW YORK            11590
- --------------------------------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code: (516) 333-8230
                                                    --------------------------

                                       N/A
- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits:

         Agreement and Plan of Merger dated November 7, 1995 among United States Surgical Corporation, USSC Acquisition Corporation, Surgical Dynamics Inc., and E-Z-EM, Inc. and Calmed Laboratories, Inc. and E-Z-SUB, Inc.

         [Portions of this Exhibit are subject to a Request for Confidential Treatment filed with the Commission.]

EXHIBIT INDEX                                                         PAGE NO.

         (10)     Agreement and Plan of Merger dated November 7, 1995
                  among United States Surgical Corporation, USSC
                  Acquisition Corporation, Surgical Dynamics Inc., and E-Z-EM, Inc. and Calmed Laboratories, Inc. and
                  E-Z-SUB, Inc............................................4

                  [Portions of this Exhibit are subject to a Request for Confidential Treatment filed with the Commission.]

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               E-Z-EM, INC.

Dated: May 8, 1996                         By: /S/ DENNIS J. CURTIN
                                               --------------------
                                               Name: Dennis J. Curtin
                                               Title: Vice President -- Finance
                                               (Chief Accounting and Finance
                                               Officer)

                          AGREEMENT AND PLAN OF MERGER

                             DATED NOVEMBER 7, 1995

                                      AMONG

                       UNITED STATES SURGICAL CORPORATION

                          USSC ACQUISITION CORPORATION

                             SURGICAL DYNAMICS INC.

                                       AND

                 E-Z-EM, INC. AND CALMED LABORATORIES, INC. AND
                                  E-Z-SUB, INC.

         This Agreement and Plan of Merger ("Agreement") is made and entered into November 7, 1995 by and among United States Surgical Corporation, a Delaware corporation ("USSC"), USSC Acquisition Corporation, a Delaware
corporation ("USSC Transitory Sub"), Surgical Dynamics Inc., a Delaware corporation ("SDI"), and E-Z-EM, INC., a Delaware corporation ("E-Z-M"), CalMed Laboratories, Inc., a Nevada corporation ("CalMed") and E-Z-SUB, Inc., a Delaware corporation ("E- Z-SUB").

         Whereas, it is the intention of the parties that USSC should acquire SDI in a transaction qualifying for U.S. Federal income tax purposes as a taxable purchase by USSC of the Shares (as defined herein).

         Now Therefore, intending to be legally bound, and in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings set forth in this Article I. All references to "it" shall also refer to "him" or "her" as appropriate to refer to individuals as well as entities.

         "Acquisition Proposal" means any proposal by any Person(s) for the acquisition of, or merger or other business combination involving, SDI or the sale of any securities or a substantial portion of the assets of SDI, or any right, title or interest in the Two Products other than the transactions contemplated by this Agreement.

         "Action" means any court action, suit or proceeding, whether civil or criminal or in law or in equity.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of t he power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Bankruptcy Event" means any of the following: (i) filing by SDI of a petition in bankruptcy, or of reorganization, or for an arrangement pursuant to the U.S. Bankruptcy Code, or any similar federal or state or foreign law, or an adjudication by a court or tribunal of competent jurisdiction that SDI is bankrupt or insolvent, or an assignment by SDI for the benefit of creditors, or an admission in writing by SDI of its inability to pay its debts generally as they become due, or the dissolution of SDI, whether voluntary or otherwise, or the suspension by SDI of the payment of any of its obligations, or any corporate action take by SDI in furtherance of any of the foregoing; (ii) a petition or answer proposing the adjudication of SDI as a bankrupt, or its reorganization under the U.S. Bankruptcy Code, or any similar federal or state or foreign law, is filed in any court, and (aa) SDI shall consent to such filing, or (bb) such petition or answer is not discharged or denied within sixty (60) days after such filing; or (iii) a receiver, trustee or liquidator (or other similar official) is appointed for or takes possession or charge of SDI or substantially all of SDI's assets.

         "Bonus Payment" means the amount set forth in Section 3.04(b) of the SDI Disclosure Schedule payable to each Person listed in such Section.

         "Business   Condition"   means  with   respect  to  a  Person  and  its
subsidiaries, taken as a whole, their business or properties or financial condition including, in the case of SDI, the Two Products.

         "Business Day" means any day other than Saturday, Sunday or a federal legal holiday.

         "CalMed Merger Consideration" means $27,021,519.00.

         "CalMed Shares" means 215,600 shares of SDI Series A Common Stock and 1,548,400 shares of SDI Class B Stock.

         "Closing" means the consummation of the Merger.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Damages" means any and all claims, damages, losses, liabilities, payments, costs or expenses of any nature whatsoever and expenses including, without limitation, reasonable out of pocket expenses of investigation and outside counsel fees and expenses.

         "Deposit Escrow Agreement" means the escrow agreement by and among the Escrow Agent, USSC, USSC Transitory Sub and the Shareholders substantially in the form of EXHIBIT A.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Chase Manhattan Bank N.A. and it successors.

         "E-Z-SUB Merger Consideration" means $28,124,438.00.

         "E-Z-SUB Shares" means 224,400 shares of SDI Series A Common Stock and 1,611,600 shares of SDI Class B Stock.

                        [CONFIDENTIAL MATERIAL OMITTED.]

         "FDA" means the U.S. Food and Drug Administration and any successor Governmental Body performing its functions.

         "FDA Approvals" means approvals obtained from the FDA, including without limitation, 510(k)s, NDAs and PMAs, necessary to the operation of the business of SDI as it relates to the Two Products.

         "Fusion Cage" means SDI's proprietary threaded spinal fusion cage technology for interbody fusion and the treatment of lower back pain.

         "Governmental Approvals" means permits, licenses, consents, authorizations, approvals and registrations from Governmental Bodies including, without limitation, the FDA and the U.S. Environmental Protection Agency and foreign Governmental Bodies with equivalent or similar authority.

         "Governmental Body" means any agency, bureau, commission, court, department, political subdivision, tribunal, or other instrumentality of any government, whether federal, state, or local, domestic or foreign.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Interim Balance Sheet" means the interim consolidated balance sheet of SDI as of the last day of the month immediately preceding the Closing Date, delivered to USSC pursuant to Section 5.02.

         "Laws"  means   statutes,   laws,   regulations,   rules,   ordinances,
guidelines, judgments, orders, decisions or interpretations of any Governmental Body.

         "Lien" means, with respect to any asset or property, any mortgage, lien, (voluntary or involuntary) pledge, hypothecation, charge, preference, priority, security interest, claim, right or encumbrance of any kind in respect of such asset or property, and for the purposes of this Agreement, SDI shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of another Person under any conditional sale agreement, capital lease or any financing lease having substantially the same economic effect as the foregoing or other title retention agreement relating to such asset.

         "Material Adverse Effect" means a material adverse effect on a Person's Business Condition. [CONFIDENTIAL MATERIAL OMITTED]

         "Merger" means the merger whereby USSC Transitory Sub is merged with and into SDI and SDI is the surviving corporation. It is understood and intended by the parties that USSC Transitory Sub is a newly-formed transitory subsidiary, the sole function of which is to facilitate the acquisition by USSC of the Shares in a transaction qualifying for U.S. Federal income tax purposes as a taxable purchase of the Shares by USSC.

         "Nucleotome" means SDI's proprietary technology for open and endoscopic lumbar discectomy.

         "Optionee"  means a Person  holding  an SDI  Option  who is  listed  in
Section 3.02 of the SDI Disclosure Schedule.

         "Option Share Payment" means $13.42 for each share of SDI Series A Common Stock with respect to which an Optionee holds an SDI Option.

         "Outside Date" means the date which is four (4) months from the date of this Agreement.

         "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political sub division or any agency or instrumentality thereof.

         "SDI Capital Stock" means all of the capital stock of SDI including all SDI Series A Common Stock and SDI Class B Stock.

         "SDI Options" means options or warrants to acquire shares of SDI Capital Stock granted prior to the date hereof which are set forth in the SDI Disclosure Schedule.

         "SDI Series A Common Stock" means all of the issued and outstanding shares of Series A Common Stock, par value $.01, of SDI.

         "SDI Class B Stock" means all of the issued and outstanding shares of Class B Stock, par value $.01, of SDI

         "SDI's Knowledge" means only and is limited to the actual knowledge of Henry J. Klyce, SDI's chief executive officer, of the relevant particular facts, without further inquiry or investigation on his part.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means E-Z-SUB and CalMed.

         "Shares" means all of the E-Z-SUB Shares and CalMed shares.

         "Subsidiary" means, with respect to an entity, any corporation or other organization (a) of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such entity,
(b) of which such entity is a partner or is, directly or indirectly, the beneficial owner of fifty percent (50%) or more of any class of equity securities or equivalent profit participation interest, or (c) with respect to which such entity possesses the ability to substantially influence the management or policies of any other corporation or other organization by means of a management contract or otherwise.

         "Surviving Corporation" means SDI, after consummation of the Merger.

         "Tax" along with the correlative "Taxes" and "Taxable" has the following meaning (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, escheat, abandonment, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), and (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period prior to the Closing Date.

         "Taxing Authority" means any Governmental Body responsible for imposing any Tax.

         "Total Bonus Amount" means $571,658.00, the aggregate of all Bonus Payments to all Persons.

         "Total Option Payments" means $3,982,385.00, the aggregate of all Option Share Payments to all Optionees.

         "Total Merger Consideration" means $59,700,000.

         "Two Products" means the Fusion Cage and the Nucleotome.

         Section 1.02 OTHER TERMS. In addition to the foregoing defined terms, the following terms shall have the meanings set forth in the referenced Articles, Sections and Schedules of this Agreement. All Article, Section and Schedule numbers used herein refer to Articles and Sections of this Agreement and Exhibits and Schedules attached hereto or delivered simultaneously herewith, unless otherwise specifically described.

         TERM                                          SECTION
         ----                                          -------
         Accredited Investor                            4.04
         Audited Balance Sheet                          3.10
         Benefit Arrangement                            3.23
         By-Laws                                        3.01
         CERCLA                                         3.09
         Certificate of Incorporation                   3.01
         Certificate of Merger                          2.01
         Claim                                          9.02

         Closing Date                                   2.03
         COBRA                                          3.24
         Contracts                                      3.19
         Deposit                                        2.05
         Distributorship Agreements                     3.26
         Effective Time                                 2.01
         Employee Plans                                 3.23
         Environmental Laws                             3.09
         Equipment                                      3.14
         GAAP                                           3.10
         GCLD                                           2.01
         Harbor Bay Lease Claim                         5.03
         Hazardous substances                           3.09
         Escrow Fund                                    2.04
         Hold Back Claim Period                        10.02
         Hold Back Funds                                2.04
         Hold Back Period                              10.01
         Indemnified Party                              9.02
         Indemnitees                                    9.02
         Intellectual Property                          3.17
         Inventories                                    3.14
         JAMS                                          13.03
         Notified Party                                 5.12
         Notifying Party                                5.12
         Professionals                                  3.15
         Qualified Plan                                 3.23
         Release                                        3.09
         Reserve                                        5.03
         Rules                                         13.03
         Scheduled Closing Date                         2.03
         SDI Claims                                     9.02
         SDI Disclosure Schedule        Article III Preamble
         SDI Indemnitees                                9.02
         SDI Post-Closing Returns                       5.15
         SDI Returns                                    3.27
         SDI Subsidiary Securities                      3.02
         Shareholders' Financial Basket                 9.02
         Shareholders' Non Financial Basket             9.02
         Surviving Corporation Shares                   2.02
         Termination                                    8.03
         Underground Storage Tank                       3.09
         USSC Basket                                    9.02
         USSC Claims                                    9.02
         USSC Indemnitees                               9.02
         Vendors                                        3.26

                                   ARTICLE II
                   THE MERGER AND SHAREHOLDER LOAN FORGIVENESS

         Section 2.01 THE MERGER.
                  (a) Subject to the provisions of this Agreement, at the Effective Time (as hereinafter defined) and in accordance with the General Corporation Law of the State of Delaware (the "GCLD"), USSC Transitory Sub shall be merged with and into SDI, the separate existence of USSC Transitory Sub shall cease, and SDI shall continue as the Surviving Corporation under the laws of the State of Delaware as a wholly-owned subsidiary of USSC; it being understood, agreed and intended by the parties that the Merger be treated for U.S. Federal income tax purposes as a taxable purchase of the Shares by USSC pursuant to the principles enunciated in Revenue Ruling 73-427.

                  (b) The Merger shall become effective at the time of filing of a Certificate of Merger in substantially the form attached hereto as EXHIBIT B (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the GCLD. The Certificate of Merger shall be filed at the time of the Closing. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time".

                  (c) At the Effective Time, (i) the separate existence of USSC Transitory Sub shall cease and USSC Transitory Sub shall be merged with and into SDI, (ii) the Certificate of Incorporation of the Surviving Corporation shall be amended as set forth on Annex A to the Certificate of Merger, (iii) the By-laws of USSC Transitory Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iv) the officers of USSC Transitory Sub holding such positions immediately prior to the Effective Time shall be the officers of the Surviving Corporation and (v) the directors of USSC Transitory Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation.

                  (d) From and after the Effective Time, the Merger shall have all the effects provided by applicable Law.

         Section 2.02 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of SDI or USSC Transitory Sub or the holder of any of the following securities:

                  (a) The E-Z-SUB Shares shall be converted into and represent the right to receive, and be exchangeable for, as provided in Section 2.03 hereof, the E-Z-SUB Merger Consideration, in cash, without any interest thereon.

                  (b) The CalMed Shares shall be converted into and represent the right to receive, and shall be exchangeable for, as provided in Section 2.03 hereof, the CalMed Merger Consideration, in cash, without any interest thereon.

                  (c) Each share of common stock, $.01 par value per share, of USSC Transitory Sub then issued and outstanding shall be converted into, and become one fully paid and nonassessable share of common stock par value $.01 per share, of the Surviving Corporation (all such shares, the "Surviving Corporation Shares").

                  (d) Each outstanding SDI Option set forth in Section 3.02 of the SDI Disclosure Schedule, which Section 3.02 also sets forth the name of the Optionee thereof, shall be canceled and converted into and represent the right to receive, and shall be exchangeable for, cash in an amount equal to the Option Share Payment multiplied by the number of shares of SDI Series A Common underlying such SDI Option, without any interest thereon.

         Section 2.03 CLOSING DATE AND EFFECTIVE TIME.

                  (a) The Closing shall occur within three (3) Business Days after the applicable period of time necessary under the HSR Act before such transaction can be consummated has expired (the "Scheduled Closing Date"), PROVIDED that the other conditions to Closing set forth in Article VII of this Agreement shall have been satisfied or waived ; and PROVIDED, FURTHER, that if all such conditions have been so satisfied or waived, but the Closing does not occur on the Scheduled Closing Date other than as the result of any action or inaction of SDI or the Shareholders, then the condition set forth in Section 7.01(g) shall be deemed satisfied at all times thereafter and USSC and USSC Transitory Subsidiary shall not be entitled to terminate this Agreement pursuant to Section 8.01(ii). The day on which the Closing occurs is the "Closing Date".

                  (b) At the Closing:

                  (i) the E-Z-SUB Merger Consideration and the CalMed Merger Consideration shall be paid by USSC to E-Z-SUB and CalMed, respectively, in accordance with payment instructions received from each prior to the Closing, after the Deposit is applied thereto as provided in the Deposit Escrow Agreement;

                 (ii) an Option Share Payment due each Optionee, net of applicable withholding taxes, shall be paid by USSC to such Optionee, in accordance with payment instructions received from such Optionee at least two
(2) Business Days prior to the Closing, failing which such payment shall be made by check to such Optionee's last known address on SDI's records; and

                (iii) a Bonus Payment, net of applicable withholding taxes, shall be paid by USSC to each Person entitled thereto, in accordance with payment instructions received from such person at least two (2) Business Days prior to the Closing, failing which such payment shall be made by check to the last known address of such Person on SDI's records.

                 (iv) SDI will pay One Hundred Thousand Dollars ($100,000) to each of the Shareholders in full satisfaction and liquidation of all outstanding unpaid principal and interest on all loans due or to become due by SDI or any SDI Subsidiary to the Shareholders or any Affiliate of the Shareholders existing on the Closing Date. Simultaneously, the Shareholders will deliver to USSC any promissory notes respecting such loans and mark them canceled. USSC shall make such payments to the Shareholders on behalf of SDI at the Closing.

         Section 2.04 HOLDBACK FUNDS. Notwithstanding the provisions of Section 2.03(b)(i), Five Hundred Ten Thousand Dollars ($510,000) of the E-Z-SUB Merger Consideration and Four Hundred Ninety Thousand Dollars ($490,000) of the CalMed Merger Consideration (collectively, the "Holdback Funds") shall not be paid to the Shareholders at Closing, but instead shall be withheld by USSC in accordance with Article X of this Agreement.

         Section 2.05 DEPOSIT. Upon execution of this Agreement by all parties, USSC shall deposit Four Million Seven Hundred Thousand Dollars ($4,700,000.00) (the "Deposit") with the Escrow Agent, pursuant to the Deposit Escrow Agreement. The Deposit shall be held by the Escrow Agent and invested in a money market account or other investment in accordance with the Deposit Escrow Agreement. The regular fees and expenses of the Escrow Agent shall be borne equally by USSC, on the one hand, and by the Shareholders, on the other hand. The Deposit will be held and applied by the Escrow Agent as follows:

         (a) If there is a Closing, the Deposit (with accrued interest) shall be applied to the payments due from USSC to the Shareholders on Closing.

         (b) The Deposit shall be paid to USSC in accordance with the Deposit Escrow Agreement (1) if USSC terminates this Agreement pursuant to Section 8.01(ii), (iii) or (iv), (2) if the Shareholders terminate this Agreement pursuant to Section 8.01(iii), or (3) if (i) the conditions to Closing set forth in Section 7.02 are satisfied in all material respects on or before the Scheduled Closing Date, (ii) the conditions to Closing set forth in Section 7.03 are satisfied on or before the Scheduled Closing Date, and (iii) any one or more of SDI and either Shareholder fails to proceed with the Closing on the Scheduled Closing Date.

         (c) The Deposit shall be paid to the Shareholders in accordance with the Deposit Escrow Agreement (1) if the Shareholders terminate this Agreement pursuant to Section 8.01(v) or (2) if (i) the conditions to Closing set forth in
Section 7.01 are satisfied in all material respects on or before the Scheduled Closing Date, (ii) the conditions to Closing set forth in Section 7.03 are satisfied on or before the Scheduled Closing Date , and (iii) USSC or USSC Transitory Sub fails to proceed with the Closing. Such payments to the Shareholders shall be deemed liquidated damages sustained by the Shareholders and shall not be deemed a penalty or forfeiture, the parties having agreed that the exact amount of damages sustained by the Shareholders are difficult, impractical and speculative to determine. The Shareholders acknowledge and agree that the provisions of this
Section 2.05(c) shall provide the sole and exclusive recourse of the Shareholders with respect to any claims or rights against USSC because of USSC's or USSC Transitory Sub's failure or inability for any reason to proceed with the Closing on or before the Outside Date. USSC acknowledges and agrees that the liquidated damages amount is reasonably proportionate to the damages to the Shareholders which would be caused by a failure to consummate the transactions contemplated hereby due to such termination or failure by USSC or USSC Transitory Sub to proceed and are reasonable under the circumstances existing as of the date of this Agreement.

         (d) If this Agreement is terminated pursuant to Section 8.01(i), the Deposit (with accrued interest) shall be refunded to USSC or paid to the Shareholders, or in part to each, as USSC and the Shareholders determine.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SDI AND THE
                                  SHAREHOLDERS

         SDI and each Shareholder hereby severally and not jointly represent and warrant to USSC and USSC Transitory Sub, except (i) with respect to Sections
3.03 and 3.05 and (ii) as disclosed in the Disclosure Schedule attached hereto (the "SDI Disclosure Schedule") as an exception to a representation and warranty in this Agreement (any matter or information described in the SDI Disclosure Schedule with respect to any representation or warranty in any Section shall be deemed an exception with respect to all representations and warranties in this
Article III), as follows:

         Section 3.01 ORGANIZATION; AUTHORITY AND APPROVAL.

         (a) SDI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. SDI has the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of SDI, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles, including the discretion of a court to grant equitable relief. SDI has the corporate power and authority to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted. SDI has heretofore delivered to USSC true, correct and complete copies of its restated certificate of incorporation and by-laws or equivalent governing instruments, each as amended to the date hereof (respectively, the "Certificate of

Incorporation" and "By-Laws"). SDI is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or to be in good standing, would not have a Material Adverse Effect on SDI's Business Condition.

         (b) The SDI Disclosure Schedule sets forth the name and respective jurisdiction of incorporation or organization of all SDI Subsidiaries. Each of SDI's Subsidiaries is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing (or local law equivalent) under the Laws of its jurisdiction of organization. Each of SDI's Subsidiaries has the corporate power and authority to own or lease its properties and assets to carry on its business in the manner in which such business is now conducted. SDI has heretofore delivered to USSC true, correct and complete copies of the certificate of incorporation, by-laws, or equivalent governing instruments, each as amended to the date hereof for each such Subsidiary. Each of SDI's Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or to be in good standing, would not have a Material Adverse Effect on SDI's Business Condition.

         Section 3.02 CAPITALIZATION.

         (a) The authorized capital stock of SDI consists of 16,000,000 shares of COMMON STOCK, divided into two classes, 12,840,000 shares of SDI Common Stock, par value $0.01, of which 4,000,000 shares of "Series A Common Stock" have been designated, and 3,160,000 shares of SDI Class B Stock, par value $0.01. As of the date hereof, there are 440,000 shares of SDI Series A Common Stock outstanding and 3,160,000 shares of SDI Class B Stock outstanding. As of the date hereof, no SDI Capital Stock is held by SDI in its treasury. All of the issued and outstanding shares of SDI Capital Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. All of the outstanding capital stock of, or other ownership interests (the "SDI Subsidiary Securities") in each SDI Subsidiary is owned by SDI, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are outstanding no subscriptions, options, warrants or other agreements, or conversion, exchange or other rights of any kind other than this Agreement entitling any Person to purchase or otherwise acquire any

SDI Capital Stock or any SDI Subsidiary Securities and no SDI Capital Stock or any SDI Subsidiary Securities is reserved for issuance for any purpose. There are no agreements, commitments or restrictions relating to ownership or voting of SDI Capital Stock or other securities of SDI or any SDI Subsidiary Securities, other than any shareholders' agreements which shall be terminated in accordance with Section 5.09 hereof. The SDI Disclosure Schedule contains a complete and correct list of the name, address and shareholdings of each Shareholder.

         Section 3.03 CONTROL SHARES. Each Shareholder severally and not jointly represents and warrants to USSC that (a) it is the record and beneficial owner of the SDI Capital Stock set forth in the SDI Disclosure Schedule, free and clear of any Liens, other than any shareholders' agreements to be terminated prior to the Closing Date in accordance with Section 5.09 hereof; (b) it will have on the Closing Date full legal power, right and authority and all authorizations and approvals required to execute, deliver and perform this
Agreement and to consummate the transactions contemplated hereby and to surrender the certificates to its Shares free and clear of all Liens; (c) this Agreement has been duly and validly executed and delivered by such Shareholder and, this Agreement constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles, including the discretion of a court to grant equitable relief; (d) upon the consummation of the transactions contemplated hereby in accordance with the terms hereof, USSC will own one hundred percent (100%) of the issued and outstanding capital stock of the Surviving Corporation and, (e) such Shareholder is duly organized and validly existing in good standing under the laws of the state of its incorporation.

         Section 3.04 CERTAIN INTERESTS.

         (a) Except for liabilities arising under this Agreement, neither SDI nor any SDI Subsidiary owns any note, bond, debenture or other indebtedness and is not a creditor, of any Shareholder or any Affiliate of any Shareholder, and no Shareholder or any Affiliate of any Shareholder or any employee of SDI or an SDI Subsidiary is holder of any note, bond, debenture or other evidence of indebtedness, or is otherwise a creditor, of SDI or any SDI Subsidiary.

         (b) No  officer  or  director  of  either  SDI or any  SDI  Subsidiary,
Shareholder,  or  any  immediate  relative  of any  such  officer,  director  or
Shareholder residing at the same address as such officer, director or Shareholder, is a party to or has any interest with respect to any material contract, agreement or arrangement which relates to or affects in any material respect the business of SDI or any SDI Subsidiary or has any material interest in any property, real or personal, tangible or intangible, material to the business of SDI or any SDI Subsidiary as currently conducted.

         Section 3.05 NO CONFLICT OR RESTRICTIONS. Each Shareholder severally and not jointly represents and warrants to USSC that the execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby will not: (i)
violate or conflict with its articles of incorporation or by-laws or the articles of incorporation or by-laws of SDI or any SDI Subsidiary; (ii) assuming satisfaction of the matters referred to in clause (iii) of this Section 3.05, violate or conflict with any Law currently applicable to such Shareholder, SDI or any SDI Subsidiary; (iii) require any filing, approval, consent, authorization or other action with respect to SDI, any SDI Subsidiary or such Shareholder other than pursuant to the HSR Act; (iv) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or give rise to a right of termination or to accelerate or permit the acceleration of the performance required by, any material Lien, loan arrangement, lease or other agreement or instrument to which SDI, any SDI Subsidiary or such Shareholder is a party or by which SDI, any SDI Subsidiary or such Shareholder or any of their respective assets is bound; or (v) result in the creation of any Lien upon the assets of SDI or any SDI Subsidiary under any such Lien, loan arrangement, lease, agreement or instrument, which violation, conflict, failure to take action or obtain consent, approval or authorization, breach, termination, acceleration, default or Lien specified in the foregoing clauses (ii) through (v) would have a Material Adverse Effect on SDI's Business Condition.

         Section 3.06 LITIGATION. There are no Actions pending (which for purposes of this Section require that SDI or the SDI Subsidiary have been personally served with process) against SDI, any SDI Subsidiary or any of its assets, or, in connection with the business of SDI, any SDI Subsidiary or either Shareholder relating to the business of SDI or any SDI Subsidiary or any of the officers, directors or employees of SDI or any SDI Subsidiary which would have a Material Adverse Effect on SDI's Business Condition. Neither SDI nor any SDI Subsidiary has been charged in writing by any Governmental Body with a violation of any Laws which would have a Material Adverse Effect on SDI's Business Condition.

         Section 3.07 NO DEFAULT. Neither SDI nor any SDI Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any material Lien, loan arrangement, lease or agreement or instrument of any nature to which SDI or any SDI Subsidiary is a party or by which any of the assets of SDI or any SDI Subsidiary is bound which would have a Material Adverse Effect on SDI's Business Condition, or (ii) any judgment, order, or injunction of any Governmental Body which would have a Material Adverse Effect on SDI's Business Condition.

         Section 3.08 COMPLIANCE.

         (a) Except where failure to be in compliance would not have a Material Adverse Effect on SDI's Business Condition, to SDI's knowledge, SDI and each SDI Subsidiary is in material compliance with all Laws of any Governmental Bodies applicable to the business and operations of SDI and each SDI Subsidiary, PROVIDED THAT, no representation or warranty is made in this Section 3.08 with respect to any matter with respect to which a specific representation and warranty is made by SDI or a Shareholder in this Agreement.

         (b) All of the issued and outstanding shares of SDI Capital Stock and the SDI Options were issued in compliance with, and SDI and each SDI Subsidiary is in material compliance with, and has filed all reports or notices required to be filed under, all applicable Laws of any Governmental Bodies involving or relating to the registration and issuance by them of securities.

         Section 3.09 ENVIRONMENTAL MATTERS.

         (a) Neither SDI nor any SDI Subsidiary has (i) transported, stored, treated or disposed, nor has any of them allowed or arranged for any third parties to transport, store, treat or dispose of Hazardous substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous substances or other waste for such purposes, nor has any of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any Laws; or
(ii) disposed, or allowed or arranged for any third parties to dispose of Hazardous substances or other waste upon real property currently or previously owned or leased by any of them during the period of occupation by SDI or any SDI Subsidiary, except as permitted by Law. For purposes of this Section 3.09, (x) "Hazardous substance" or "Hazardous substances" shall mean any substance or substances that are hazardous, and shall include, without limitation: (A) those substances included within the definitions of "Hazardous substances," "Hazardous materials", "toxic substances," or "solid waste" in any of the Environmental Laws, or so designated in accordance with any Environmental Laws; and (B) any material, waste or substance which contains (1) any asbestos (friable or non-friable), (2) any polychlorinated biphenyls in any concentration, (3) any petroleum or petroleum product, (4) any explosives, (5) any radioactive materials, (6) any infectious wastes, or (7) any material which must be removed from real property currently or previously owned or leased by SDI or any SDI Subsidiary during the period of occupation by SDI or any SDI Subsidiary pursuant to any administrative order or enforcement proceeding, and (y) "Environmental Laws" shall mean all Federal, state and local environmental statutes and ordinances, and any rule or regulation promulgated thereunder, and any order, standard, interim regulations, moratorium, policy or guideline of any Governmental Body, and all state and local counterparts of related statutes, laws, regulations, and orders and treaties of the United States (with any reference to any such Environmental Law or provision thereof, either in this Section or elsewhere in this Agreement, being deemed to include any amendment, extension or successor thereof).

         (b) Neither SDI nor any SDI Subsidiary has Released any Hazardous substance on, into or beneath the surface of any parcel of real property currently or previously owned or leased by SDI or any SDI Subsidiary during the period of occupation by SDI or any SDI Subsidiary. For purposes of this Section 3.09, the term "Release" shall mean releasing, spilling, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

         (c) Neither SDI nor any SDI Subsidiary has received any written notice that SDI or any SDI Subsidiary is a potentially responsible party for a Federal or state environmental cleanup site or for corrective action under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable Law. Neither SDI nor any SDI Subsidiary has submitted nor has any of them been required to submit any notice pursuant to Section 103(c) of CERCLA with respect to real property currently or previously owned or leased by SDI or any SDI Subsidiary. Neither SDI nor any SDI Subsidiary has received any written request for information in connection with any Federal or state environmental cleanup site. Neither SDI nor any SDI Subsidiary has been requested in writing to nor has any of them undertaken any response or remedial actions or clean-up actions of any kind at the written request of any Governmental Body, or at the request of any other Person.

         (d) Neither SDI nor any SDI Subsidiary uses, and none of them have ever used, any Underground Storage Tank. There have not been any Underground Storage Tanks installed by SDI or any SDI Subsidiary on real property currently or previously owned or leased by SDI or any SDI Subsidiary . For purposes of this
Section 3.09, the term "Underground Storage Tank" shall have the meaning given it in the Resource Conservation and Recovery Act, as amended.

         (e) There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties owned or leased by SDI and any SDI Subsidiary. The SDI Disclosure
Schedule  identifies  for the period  SDI or any SDI  Subsidiary  occupied  real property leased or owned (i) all environmental audits, assessments or occupational health studies undertaken by governmental agencies or SDI, any SDI Subsidiary or any agents of any of them; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken; (iii) all written communications between SDI or any SDI Subsidiary and environmental agencies within the past five years; and (iv) all written citations to SDI or any SDI
Subsidiary issued within the past five years under the United States Occupational Safety and Health Act, as amended.

         Section 3.10 FINANCIAL INFORMATION.

         (a) SDI has delivered to USSC prior to the date hereof a copy of the consolidated balance sheet of SDI as of May 31, 1993, as of May 31, 1994 and as of May 31, 1995 (the consolidated balance sheet as of May 31, 1995, herein the "Audited Balance Sheet") and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended, including the notes thereto, the 1995 financial statements being certified by Grant Thornton L. L. P. and the 1994 and 1993 financial statements being certified by Price Waterhouse.

         (b) The Audited Balance Sheet is complete and correct according to the books and records of SDI and prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly presents the financial position of SDI as of May 31, 1995.

         Section 3.11 UNDISCLOSED LIABILITIES. Except for (i) liabilities set forth, reflected in or reserved against in the Interim Balance Sheet, (ii) professional fees which are incurred by SDI subsequent to the date of the Interim Balance Sheet, (iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice, (iv) liabilities and loss contingencies disclosed on the SDI Disclosure Schedule, and (v) Taxes with respect to the period from the date of the Interim Balance Sheet to the Closing Date that are accrued or reflected on SDI's financial records as of the Closing Date, SDI has and will have on the Closing Date no liabilities or loss contingencies (whether accrued, unmatured, contingent or otherwise or whether due or to become due).

         Section 3.12 TITLE TO PROPERTIES. Subject to Section 3.17, SDI and each SDI Subsidiary has good title to or, in the case of leases, valid leasehold interests in, all its tangible properties and assets (real, personal or mixed) set forth in the Audited Balance Sheet (other than those tangible assets or properties disposed of in the ordinary course of business).

         Section 3.13 REAL PROPERTY. Neither SDI nor any SDI Subsidiary has ever owned any real property. No SDI Subsidiary has ever leased any real property has any liability in respect of any real property lease. SDI currently occupies only the real property pursuant to the lease set forth in the SDI Disclosure Schedule.

         Section 3.14 INVENTORIES AND EQUIPMENT.

         (a) The raw materials, work in process and finished goods in the inventories (the "Inventories") of SDI and each SDI Subsidiary shown on the Audited Balance Sheet were valued at the lower of cost or market determined on a first-in first-out basis with proper allowance for obsolescence, in accordance with GAAP.

         (b) The machinery, equipment, tools, dies and fixtures (collectively, "Equipment") used in the conduct of SDI's business is in operating condition.

         Section 3.15 PROFESSIONAL FEES. The SDI Disclosure Schedule sets forth a complete and correct list containing the names of all current providers of financial, legal and accounting services to SDI and each SDI Subsidiary (hereinafter "Professionals"), which SDI Disclosure Schedule shall be updated by SDI for additional Professionals, if any, between the period commencing on the date hereof and ending immediately prior to the Closing.

         Section 3.16 RECEIVABLES. On or prior to the Closing Date, SDI and each SDI Subsidiary will have collected all amounts, if any, loaned or advanced to or otherwise receivable from consultants, directors, officers, employees, the Shareholders and their Affiliates, including the amounts thereof, if any, set forth in the SDI Disclosure Schedule.


         Section 3.17 INTELLECTUAL PROPERTY. (a) The SDI Disclosure Schedule sets forth a list complete and correct in all material respects of each trademark (whether or not registered), trademark application, trade name, service mark, copyright registration, patent, and patent application owned by SDI or any SDI Subsidiary with respect to the Two Products (collectively, "Intellectual Property"). With respect to each item of Intellectual Property, all of the right, title and interest therein is owned by, or subject to a duty of assignment to, SDI or an SDI Subsidiary free and clear of any Lien, license, sublicense, assignment or option. To SDI's Knowledge, neither SDI nor any SDI Subsidiary with respect to any item of Intellectual Property has infringed, has received written notice asserting that it has infringed or is currently infringing any trademark, trademark application, trade name, service mark, copyright, patent, patent application or any other intellectual property right belonging to any other Person.

         (b) After the date hereof and prior to the Closing Date, neither SDI nor any SDI Subsidiary shall, without USSC's prior approval, in its sole and absolute discretion, sell, transfer or otherwise dispose of any of their respective rights, title and interests in and to (or enter into any agreement to do any of the foregoing) any Intellectual Property or other intangible proprietary rights (including licenses, shop rights and contract rights and arrangements) involving or related to the Two Products and in which it had any right, title or interest in at any time on or subsequent to the date hereof and prior to the Closing Date relating to the Two Products (including technology, know-how, techniques and improvements or modifications relating thereto) owned, acquired or developed by SDI or any SDI Subsidiary.

         (c) To SDI's Knowledge, there are no existing, nor has any Person asserted any intellectual property rights in the Intellectual Property adverse to the rights of SDI and each SDI Subsidiary in the Intellectual Property.

         (d) To SDI's Knowledge, there are no facts which would render any of SDI's or SDI Subsidiary's rights in the Intellectual Property invalid or inadequate to protect the rights of SDI and each SDI Subsidiary therein.

         (e) Notwithstanding anything above to the contrary, to SDI's Knowledge,
(i) SDI owns all right, title and interest in and to the Two Products; and (ii) there has been no authorization and SDI has not authorized any disclosure of SDI or SDI Subsidiary trade secrets or confidential information with respect to the Two Products without legally enforceable restrictions on disclosure by the recipients thereof.

Notwithstanding anything set forth in this Agreement or the SDI Disclosure Schedule to the contrary, in the event there is an inconsistency between the representations and warranties set forth in this Section 3.17 and the disclaimers set forth in the first paragraph of Section 3.17 of the SDI Disclosure Schedule, the representations and warranties set forth herein shall govern and to that extent such disclaimers (but not the disclosures) shall be of no force and effect.


         Section 3.18 ABSENCE OF CERTAIN CHANGES. Except as expressly permitted by the terms of this Agreement, since May 31, 1995, there has not been:

         (a) any Material Adverse Effect on SDI's Business Condition;

         (b) any material and adverse change in the nature of the businesses or in the manner of conducting the businesses of SDI or any SDI Subsidiary;

         (c) any change in the accounting methods or principles of SDI or any SDI Subsidiary;

         (d) any declaration, setting aside or payment of dividend on, or any other distribution with respect to, any SDI Capital Stock or SDI Subsidiary Securities or any repurchase, redemption or other acquisition of any SDI Capital Stock or any SDI Subsidiary Securities;

         (e) other than in the ordinary course of business, any payment by SDI to either Shareholder or an Affiliate of either Shareholder, any services or charges by either Shareholder, or any Affiliate of either Shareholder, to SDI or any SDI Subsidiary or any other transaction (in any such case, not of a type described in subsection (d) of this Section 3.18) between either Shareholder or an Affiliate of either Shareholder and any one or more of SDI and any SDI Subsidiary;

         (f) any subscription, option or warrant to purchase, or other right to purchase or otherwise acquire, SDI capital stock, any security or other instrument convertible into any class of SDI Capital Stock or any SDI Subsidiary Security, granted to any Person;

         (g) any issuance of shares of SDI Capital Stock (including, without limitation, treasury shares) or SDI Subsidiary Securities other than upon the exercise of the SDI Options;

         (h) any transaction made by SDI or any SDI Subsidiary relating to any of their respective assets or business (including, without limitation, the acquisition or disposition of assets) other than in the ordinary course of business, as set forth or as otherwise permitted or contemplated by this Agreement;

         (i) except in the ordinary course of business or to the Shareholders, any incurrence, assumption or guarantee by SDI or any SDI Subsidiary of any indebtedness or liability for or in respect of borrowed money or any commitment to do the same;

         (j) except in the ordinary course of business, any Lien created or assumed by SDI or any SDI Subsidiary on any of their respective assets to secure indebtedness for borrowed money;

         (k) except in the ordinary course of business, any grant of any severance or termination pay to any present or former employee or director of SDI or any SDI Subsidiary or any compensation or benefits payable by SDI or any SDI Subsidiary under any employment agreements or severance or termination pay policies to any of their respective present or former employees;

         (l) except in the ordinary course of business, any hiring of any employee or any employment, bonus or deferred compensation agreement entered into between either SDI or any SDI Subsidiary, on the one hand, and any of their directors, officers, employees or former employees, on the other hand;

         (m) any material labor disputes or labor negotiations involving SDI or any SDI Subsidiary; or

         (n) any amendment of the Certificate of Incorporation or By-laws or the articles of incorporation or by-laws of any SDI Subsidiary.

         Section 3.19 CONTRACTS. (a) The SDI Disclosure Schedule contains a list complete and correct in all material respects of all of the following to which SDI or any SDI Subsidiary is a party or by which any of them or any amount of any of their respective assets is bound, whether written or oral involving or which may involve in any one case any amount in excess of Fifty Thousand Dollars ($50,000) per annum (the "Contracts"):

              (i) any management or employment contract or other contract for personal services with any officer, consultant, director, employee or any other Person;

              (ii) any plan, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other uninsured employee benefit plans;

              (iii) any plan, contract or arrangement providing for insurance (other than group insurance or which is described in clause (ii)) for any officer, consultant, director, or employee of SDI or any SDI Subsidiary or members of their families (other than directors and officers liability policies);

              (iv) any labor contracts or employment agreements providing for liability for severance pay;

              (v) any lease, option, or agreement relating to real property to which SDI or any SDI Subsidiary is a party;

              (vi) any secrecy, non-competition or other agreement that could have a Material Adverse Effect on SDI's Business Condition;

              (vii) any license, sublicense or other agreement to which SDI or any SDI Subsidiary is a party (whether as licensor or licensee) involving or relating to the Intellectual Property;

              (viii) any contract not in the ordinary course of business that involves or relates to (A) capital expenditures by SDI or any SDI Subsidiary, or
(B) disposition of any amount of assets of SDI or any SDI Subsidiary;

              (ix) any non-recurring contract between any Shareholder or any Affiliate of any Shareholder, on the one hand, and SDI or any SDI Subsidiary, on the other hand, that is not cancelable without cause on thirty (30) days or less notice;

              (x) any contract relating to the rental or use of equipment, other than personal property or fixtures by SDI or any SDI Subsidiary involving payment of fixed or contingent annual rentals;

              (xi) any license or franchise agreement involving SDI or any SDI Subsidiary, either as licensor or licensee or as franchiser or franchisee;

              (xii) any loan agreements, guaranties, bonding arrangements, repurchase agreements, agency agreements, manufacturers' representative agreements, commission agreements, financing agreements, and security agreements that are material to SDI's Business Condition;

              (xiii) any joint venture contract, including those currently under negotiation;

              (xiv) any contract or agreement for the purchase of materials, supplies or services, including individual purchase orders not made in the ordinary course of business; and

              (xv) any other contract not of a type covered by or specifically excluded from the coverage of any of the other items of this Section 3.19 and not cancelable on thirty (30) days or less notice without penalty or other financial obligation or, if not so cancelable, involving future payment by or to SDI or any SDI Subsidiary.

         (b) SDI has delivered to USSC true and correct copies of all Contracts described in this Section 3.19 or listed on any other schedule that are in writing, and complete and correct (in all material respects) descriptions of all contracts that are not in writing. Each of such Contracts is valid and in full force and effect and neither SDI nor any SDI Subsidiary is in default in any material respect under the terms thereof.

         Section 3.20 POWERS OF ATTORNEY. Other than powers of attorney given its counsel and those given in the ordinary course of business, neither SDI nor any SDI Subsidiary has any powers of attorney or comparable delegations of authority outstanding in connection with its business, and none of such delegations of authority would not be revocable by SDI or any SDI Subsidiary following the Closing Date.

         Section 3.21 BANK ACCOUNTS; DEPOSITS. Neither SDI nor any SDI Subsidiary has any bank accounts or safe deposit boxes or credit arrangements, and as of the date specified in the SDI Disclosure Schedule, there are no Persons presently authorized to draw thereon, to have access thereto or to obtain credit therewith.

         Section 3.22 PRODUCT LIABILITY; INSURANCE.

         (a) The SDI Disclosure Schedule sets forth all known claims (which for purposes of this Section requires that SDI shall have received either (i) written notification thereof or (ii) if other than in writing, notification thereof, to SDI's Knowledge, within the period of twelve (12) months prior to the date hereof), involving or relating to, or involving one or more allegations of, product liability for injury, death or damage to persons or property which are pending against SDI or any SDI Subsidiary with respect to products sold or otherwise transferred by SDI or any SDI Subsidiary. Neither SDI nor any SDI Subsidiary has extended to its customers any written non-uniform product warranties, indemnifications or guarantees.

         (b) The SDI Disclosure Schedule sets forth a list complete and correct in all material respects of all insurance policies (including, without limitation, policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance) and fidelity bonds covering the assets, business or employees of SDI and each SDI Subsidiary (complete and correct copies of those requested by USSC have been made available to USSC) together with the annual premiums payable with respect thereto. There are no claims pending under any of said policies or bonds that are material to SDI's Business Condition or disputed with underwriters, and all premiums due and payable have been paid. There are no pending terminations with respect to any of such policies and bonds and SDI and each SDI Subsidiary is in compliance in all material respects with all conditions contained therein. All such policies and bonds that are material to SDI's Business Condition are in full force and effect.

         Section 3.23 EMPLOYEE BENEFIT PLANS.

         (a) The SDI Disclosure Schedule sets forth a complete and correct list of each Employee Pension Benefit Plan, as defined in Section 3(2) of ERISA, which (i) is subject to any provision of ERISA, and (ii) was at any time maintained, administered or contributed to by SDI or any SDI Subsidiaries and covered any employee or former employee of SDI or any SDI Subsidiaries or under which SDI or any SDI Subsidiaries has any liability. Complete and correct copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to USSC together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans."

         (b) Neither SDI nor any SDI Subsidiary contributes to or otherwise participates in and has never contributed to or otherwise participated in any Employee Plan that is or has been subject to Title IV of ERISA. Neither SDI nor any SDI Subsidiary has engaged in any "prohibited transaction" as defined in
Section 406 of ERISA
or Section 4975 of the Code, nor has a "prohibited transaction" occurred with respect to any Employee Plan or any other employee benefit plan or arrangement contributed to by SDI or any SDI Subsidiary which is covered by Title I of ERISA. Neither SDI nor any SDI Subsidiary has incurred any liability under Title IV of ERISA which could become a liability of USSC after the Effective Date.

         (c) Each of the Employee Plans which is intended to be qualified  under
Section 401(a) of the Code (a "Qualified Plan") is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. USSC has been furnished with copies of Internal Revenue Service determination letters with respect to each such Employee Plan. Such determination letters cover the requirements of all federal income tax laws, including the Tax Reform Act of 1986, the Unemployment Compensation Amendments Act of 1992, and the Omnibus Budget Reconciliation Act of 1993. Each of the Employee Plans has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plans and nothing has occurred since the adoption of the Qualified Plans which resulted or, after due inquiry, could result in the imposition of any penalties on such Qualified Plans or the sponsors, fiduciaries or administrators thereof, including any actions taken pursuant to this Agreement.

         (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of SDI or any SDI Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

         (e) The SDI Disclosure Schedule sets forth a complete and correct list of each employment, severance or other similar contract, arrangement or policy and each written plan or binding arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, medical benefits, dental benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by SDI, or any SDI Subsidiary and (iii) covers any employee or former employee of SDI, any SDI Subsidiary or any predecessor of any of them. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in material compliance with its terms and comply in all material respects with the requirements prescribed by any and all Laws which are applicable to such Benefit Arrangements.

         (f) There is no liability in respect of post-retirement health and medical benefits for any retired employees of SDI or any SDI Subsidiary.

         (g) (i) SDI and any SDI Subsidiaries have made or accrued all payments required by each Employee Plan and Benefit Arrangement, any related trusts, any collective bargaining agreement or by Law to be made to each Employee Plan and Benefit Arrangement (including all insurance premiums or intercompany charges with respect to each Employee Plan and Benefit Arrangement) with respect to all periods through the Effective Date, including, without limitation, payments for a pro rata share with respect to any period including the Effective Date, based on the number of days in such period to the total number of days in the plan year, and all amounts properly accrued to date as liabilities of SDI, and any SDI Subsidiaries under or with respect to each Employee Plan or Benefit Arrangement for the current plan years have been recorded on the books of SDI, and any SDI Subsidiaries; (ii) there are no Actions, arbitrations or claims pending (other than routine claims for benefits) or threatened, against any Employee Plan or Benefit Arrangement, its administrators, trustees or other fiduciaries, or against the Shareholder, SDI or any SDI Subsidiaries or against the assets of any Employee Plan or Benefit Arrangement; (iii) no Employee Plan providing retirement benefits for employees or former employees of SDI and any SDI Subsidiary has been terminated; (iv) no Employee Plan is under audit by either the Internal Revenue Service or the U.S. Department of Labor; and (v) consummation of the transactions contemplated by this Agreement will not give rise to any liability of SDI or any SDI Subsidiary for severance pay or termination pay solely by reason of such transactions.

         (h) There has not been, and prior to or on the Closing Date there will not be, any amendment to, written interpretation or announcement (whether or not written) by SDI or any SDI Subsidiaries relating to, or change in employee participation or coverage under, any Employee Plans or Benefit Arrangements which would increase materially the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the period ending on the date hereof.

         Section 3.24 EMPLOYEES.

         (a) The SDI Disclosure Schedule lists each salaried employee and sales representative of SDI and each SDI Subsidiary, his or her current position, current salary, commission and any other compensation arrangement. Except for agreements, complete and accurate copies of which have been delivered to USSC, neither SDI nor any SDI Subsidiary is a party to any consulting or employment agreement (other than at will employment agreements or agreements with the principal purpose of providing for the confidentiality of SDI's and each SDI Subsidiary's proprietary information and prosecution of patent claims), with individual consultants or employees (including officers and directors).

         (b) There are no compensation, pension or benefit arrangements, whether written or oral, between SDI or any SDI Subsidiary, on the one hand, and any former employees of any of them, on the other hand. Prior to the Closing Date, USSC shall have received a list of the names and addresses of each former employee of SDI and every SDI Subsidiary and each other person currently covered with respect to any of them under any Benefit Arrangement under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") together with the expiration date of all COBRA rights for each such covered person.

         Section 3.25 LABOR MATTERS. There is no union or collective bargaining agreement to which SDI or any SDI Subsidiary is a party. SDI and each SDI Subsidiary is not engaged in any unfair labor practice.

         Section 3.26 DISTRIBUTORS AND VENDORS.

         (a) SDI has delivered to USSC prior to the date of this Agreement a true and correct copy (if in SDI's possession or control), and the SDI Disclosure Schedule contains a true and correct list of each distributorship, agency or similar agreement currently in force and effect involving or related to past, present or future products of SDI or to which SDI is a party or by which it is otherwise bound ("Distributorship Agreements"). Other than the Distributorship Agreements, there is no agreement, option, right or binding understanding under which any person has an option or other right to enter into a distribution, agency or similar agreement with SDI or involving or related to any of SDI's past, present or future products or to extend the term of any of the Distributorship Agreements.

         (b) SDI has heretofore delivered to USSC a list true and complete in all material respects of the names and addresses of vendors who have supplied SDI with material products, parts, components and subassemblies in the three (3) years preceding the date hereof (collectively, the "Vendors").

         Section 3.27 TAXES.

         (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority on or prior to the Closing Date with respect to any Taxable period ending before the Closing Date, by or on behalf of SDI and any SDI Subsidiary (collectively, the "SDI Returns"), have been filed when due (including any extensions of such due date), and all amounts shown as due thereon on or before the Closing Date have been paid on or before such date. The Interim Balance Sheet will reflect all actual and contingent liabilities for Taxes with respect to all periods through the date thereof, and neither SDI nor any SDI Subsidiary has and none of them will incur any Tax liability in excess of the amount reflected on the Interim Balance Sheet with respect to the period ended the date thereof.

         (b) Adequate provision has been and will be made on SDI's financial records for all Tax liabilities existing on or before the Closing Date with respect to any taxable period ending before the Closing Date. SDI and each SDI Subsidiary has withheld and paid when due to the applicable financial institution or Taxing Authority all amounts required to be withheld. No SDI federal income tax returns have been examined. SDI has not granted any extension or waiver of the limitation period applicable to any SDI Returns.

         (c) There is no claim, audit or Action now pending, against or with respect to SDI or any SDI Subsidiary in respect of any Tax or assessment. No notice of deficiency or similar document of any Taxing Authority has been received by SDI or any SDI Subsidiary. Neither SDI, any SDI Subsidiary nor any other Person on behalf of SDI or any SDI Subsidiary has entered into nor will any of them enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no Liens for Taxes upon the assets of SDI or any SDI Subsidiary except liens for current Taxes not yet due. Neither SDI nor any SDI Subsidiary is subject to withholding of any "United States real property interest" with respect to any transaction contemplated hereby and neither SDI nor any SDI Subsidiary owns any interest in real property except as disclosed.

         (d) Other than pursuant to this Agreement, neither SDI nor any SDI Subsidiary is a party to or bound by (or will prior to the Closing Date become a party to or bound by) any Tax sharing agreement.

         (e) It is understood, agreed and intended by the parties that the Merger will be treated for U.S. Federal income tax purposes as a taxable purchase of the Shares by USSC, pursuant to the principles enunciated in Revenue Ruling 73-427, and the parties agree to take no positions, inconsistent with the treatment of the Merger as a taxable stock purchase by USSC of the Shares for Federal income tax purposes.

         Section 3.28 PERMITS AND LICENSES. SDI has delivered to USSC prior to the date of this Agreement a true and correct copy, and the SDI Disclosure Schedule contains a list of (i) each pending application or registration for FDA Approval with respect to the Two Products and each FDA Approval held by SDI with respect to the Two Products to import, export and sell the Two Products and any similar applications or registrations with any foreign Governmental Body and
(ii) the most recent report by or on behalf of the FDA or any other Governmental Body involving or relating to any FDA, OSHA or EPA related facility inspection of SDI facilities. SDI and each SDI Subsidiary possess such Governmental Approvals from all Governmental Bodies including, without limitation, all FDA Approvals, that are material to (aa) the operation of their businesses in the manner as the same are currently conducted, and (bb) operate or occupy their respective properties. There have been no product recalls, field corrective activity, medical device reports or warning letters by the FDA or any other Governmental Body relating to the Two Products, and (iii) to SDI's Knowledge there is no administrative action pending for the revocation of any such FDA Approval.

         Section 3.29 MINUTE BOOKS. The minute book of SDI delivered to USSC at Closing, is, in all material respects, a complete and accurate record of all meetings and accurately reflects all other material corporate action of the shareholders and board of directors of SDI.

         Section 3.30 BROKERS. Except for Eckvest Equity, Inc., neither SDI nor any SDI Subsidiary nor either of the Shareholders has employed any investment banker, broker or finder which might be entitled to a fee or other remuneration upon consummation of the transactions contemplated hereby.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF USSC and USSC SUB

         USSC and USSC Transitory Sub hereby jointly and severally represent and warrant to each of SDI and the Shareholders, except as disclosed in the Disclosure Schedule attached hereto (the "USSC Disclosure Schedule") as an exception to a representation and warranty in this Agreement (any matter or information described in the USSC Disclosure Schedule with respect to any representation or warranty in any Section shall be deemed an exception with respect to all representations and warranties in this Article IV) as follows:

         Section 4.01 ORGANIZATION; AUTHORITY AND APPROVAL. USSC and USSC Transitory SUB are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. USSC and USSC Transitory Sub each have the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of USSC and USSC Transitory Sub, enforceable against each of them in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles including the discretion of a court to grant equitable relief.

         Section 4.02 NO CONFLICT. The execution, delivery and performance of this Agreement by USSC and USSC Transitory Sub does not, and the consummation by USSC and USSC Transitory Sub of the transactions contemplated hereby will not,
(i) violate or conflict with their respective certificates of incorporation or by-laws, (ii) assuming satisfaction of the matters referred to in the following clause (iii) of this Section 4.02, violate or conflict with any Law currently applicable to USSC or USSC Transitory Sub or any agreement or instrument, or currently applicable award, judgment or decree, to which USSC or USSC Transitory Sub is a party or by which either is bound, or (iii) require any filing by USSC or USSC Transitory Sub with, or authorization, approval, consent or other action by any Governmental Body other than in accordance with the HSR Act, (iv) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or give rise to a right of termination or to accelerate or permit the acceleration of the performance required by, any indenture, mortgage, Lien, loan arrangement, lease or other agreement or instrument to which USSC or USSC Transitory Sub is a party or by which USSC or USSC Transitory Sub or any of their respective assets are bound; or (v) result in the creation of any Lien upon the assets of USSC or USSC Transitory Sub under any such indenture, mortgage, Lien, loan arrangement, lease, agreement or instrument, which violation, conflict, failure to take action or obtain consent, approval or authorization, breach, termination, acceleration, default or Lien specified in the foregoing clauses (ii) through
(v) could have a Material Adverse Effect on USSC's Business Condition.

         Section 4.03 BROKERS. Neither USSC nor USSC Transitory Sub has employed any investment banker, broker or finder which might be entitled to a fee or other remuneration upon consummation of the transactions contemplated hereby.

         Section 4.04 SECURITIES REPRESENTATION. USSC is an "Accredited Investor" as defined in Rule 501 promulgated pursuant to the Securities Act and is capable of evaluating the risks and merits of the acquisition of the Shares and the Surviving Corporation Shares and is acquiring the Shares and the Surviving Corporation Shares for investment and not with a view or intent to distribute or resell them. The foregoing representation shall not be deemed to limit any of SDI's or the Shareholders' representations or warranties set forth in this Agreement.

                                    ARTICLE V
                      COVENANTS OF SDI AND THE SHAREHOLDERS

         Section 5.01 CONDUCT OF BUSINESS.

         (a) Except (i) as may be necessary or appropriate to consummate the transactions contemplated by this Agreement from the date hereof until and including the Closing Date, (ii) to conduct its business in the ordinary course, (iii) as disclosed in the SDI Disclosure Schedule, or
(iv) as consented to (which consent shall not be unreasonably withheld) by USSC, SDI will not, and will cause each of SDI's Subsidiaries not to:

         (1) commence any litigation or other proceeding in which SDI is a party;

         (2) enter into or amend in any respect any plan, contract, license, lease or agreement of a type required to be disclosed pursuant to this Agreement;

         (3) issue any of its capital stock, declare or pay any dividend on, or make any other distribution with respect to, its capital stock, or repurchase, redeem or otherwise acquire any of its capital stock;

         (4) merge or consolidate with any other corporation or acquire the business of any Person;

         (5) other than an amendment to the By-laws relating to indemnification described in Section 3.18 of the SDI Disclosure Schedule, make any material change in its Restated Certificate of Incorporation or Bylaws;

         (6) sell, lease or otherwise dispose of any assets, inventory or property relating to the Intellectual Property technology;

         (7) incur, or perform, pay or otherwise discharge, any obligation or liability (absolute or contingent);

         (8) hire any employee or pay any fees to any director or officer;

         (9) take any other action which would result in a Material Adverse Effect on SDI's Business Condition including, without limitation, a Bankruptcy Event;

         (10) conduct any clinical trials, protocols or tests, animal or other pre clinical trials, protocols or tests or any other type of testing involving any Fusion Cage prototype, PROVIDED THAT (a) SDI shall have the right to continue existing testing and in-house research and development, and (b) SDI may conduct new tests which USSC may permit or agree to fund in a separate written agreement; or

         (11) commit itself to do any of the foregoing.

Notwithstanding anything set forth above in Section 5.01 or otherwise in this Agreement, neither SDI nor any SDI Subsidiary shall prior to the Closing Date
(i) enter into any financing, or

                        [CONFIDENTIAL MATERIAL OMITTED.]

commit itself to enter into any financing, with any Person other than with the Shareholders and their Affiliates, except as consented to by USSC in its sole and absolute discretion, (ii) incur any liability for borrowed moneys to any Shareholder or any Affiliate of any Shareholder which shall not be canceled on the Closing Date without cost or expense to SDI, any SDI Subsidiary, USSC and USSC Transitory Sub; (iii) other than in the ordinary course of business, effect any other transaction with any Shareholder or any Affiliate of any Shareholder,
(iv) make any payment to the Shareholders, directly or indirectly, or (v) make any payment to Eckvest Equities, Inc. with respect to any fees or expenses.

         Section 5.02. FINANCIAL STATEMENTS. Within fifteen (15) Business Days after the last day of each month during the period commencing with the date hereof and ending on the last day of the month preceding the Closing Date (but not later than the Closing Date), SDI shall deliver to USSC monthly an unaudited consolidated balance sheet of SDI, the related consolidated statements of income and changes in shareholders' equity and cash flows for each monthly period from October 1, 1995, through the month end immediately preceding the Closing Date, in the form as previously prepared by SDI for its own internal use.

         Section 5.03 [CONFIDENTIAL MATERIAL OMMITTED.]

         Section 5.04 ACCESS. SDI will (a) afford promptly to USSC and its authorized representatives full access from the date hereof until the Closing Date, during normal business hours, to its properties, books, records and auditors (and their work papers), (b) cause each SDI Subsidiary to afford promptly to USSC and its authorized representatives full access from the date hereof until the Closing Date, during normal business hours, to each SDI Subsidiary's respective properties, books, records and auditors (and their work papers), and (c) furnish to USSC such additional financial and data and other information relating to SDI and any SDI Subsidiary as it may reasonably request that SDI or any SDI Subsidiary has in its possession.

         Section 5.05 NO LIENS. To the Closing Date, except in the ordinary course of business, and other than with respect to the Two Products and any Intellectual Property involving or related thereto, neither SDI nor any SDI Subsidiary will encumber or grant or permit to be taken any Lien on any asset or property of SDI or any SDI Subsidiary or enter into any transaction or make any commitment to do so.

         Section 5.06 CONSENTS; REGULATORY APPROVAL. To the Closing Date, SDI will take all such commercially reasonable actions as may be necessary to obtain all approvals or consents from third parties or regulatory or governmental agencies necessary or advisable in order to permit the consummation of the transactions contemplated in this Agreement without impairing the validity or effectiveness of any lease or other contract to which SDI or any SDI Subsidiary is a party or by which any of their respective assets are bound. Without limiting the foregoing, SDI will cooperate with USSC in connection with any filing required by the HSR Act.

         Section 5.07 COMMERCIALLY REASONABLE EFFORTS. SDI will use commercially reasonable efforts to cause the conditions set forth in Section 7.01 to be satisfied as soon as practicable after the date hereof.

         Section 5.08 CONFIDENTIALITY. The Shareholders will not use, or disclose to third parties, any confidential information concerning SDI. The Shareholders will hold, and cause SDI to hold, all information provided to SDI or the Shareholders by or on behalf of USSC (and any information derived therefrom, or reflecting any such information, prepared by or on behalf of the Shareholders) relating to USSC in confidence and will not disclose any such information other than to directors, officers, employees and agents of the Shareholders or SDI who need to know such information. Upon any termination of this Agreement, the Shareholders shall promptly return and shall cause SDI to promptly return to USSC all such information and will destroy any such information prepared by any of them or on their behalf, including any copies of such information. This Section 5.08 shall not apply to: (i) information now or hereafter in the public domain through no fault of SDI or the Shareholders, (ii) information which the Shareholders or any Affiliate of the Shareholders knew (and was not restricted from disclosing or using) and was in documentary form before USSC first contacted the Shareholders or SDI in connection with the transactions contemplated herein, (iii) information obtained from a source other than USSC, provided such source was not at the time it furnished such information bound by confidentiality obligations for the benefit of USSC and had authorization to disclose same, and (iv) compliance with any applicable Law by the Shareholders, SDI or any SDI Subsidiary, providing that USSC is given reasonable time and opportunity to contest such disclosure.

         Section 5.09 SHAREHOLDERS' AGREEMENTS. On or prior to the Closing Date, any shareholder agreement to which SDI, any SDI Subsidiary or either Shareholder is a party governing the voting or acquisition of any SDI Capital Stock or any SDI Subsidiary Securities or the making of corporate policy decisions will be terminated and become null and void.

         Section 5.10 INCONSISTENT ACTIVITIES.

         Unless and until this Agreement has been terminated pursuant to the terms hereof, (i) the Shareholders will not entertain any Acquisition Proposal and will not dispose of or agree to dispose of any of the Shares and (ii) each of SDI and the Shareholders will not (aa) directly or indirectly take any action to seek, initiate or encourage any offer from, or negotiate or enter into any agreement or understanding with, any Person to acquire all or any portion of the business or any SDI Capital Stock or any right, title or interest in the Two Products whether by merger, purchase, purchase of assets, license or other similar transaction, or (bb) disclose (other than to USSC or its agents) any information not customarily disclosed in the ordinary course of business or legally required to be disclosed concerning the business, properties or assets of SDI.

         Section 5.11 STOCK TRANSFER TAX; TRANSFER TAXES. Prior to the Closing Date, SDI shall cause each Person to pay, or reimburse SDI for, any and all stock transfer taxes and any other transfer taxes imposed upon SDI as a result of the transactions contemplated hereby and due in connection with the transactions contemplated by this Agreement.

         Section 5.12 ADVICE OF CHANGES. Between the date hereof and the Closing Date, SDI and the Shareholders, on the one hand, and USSC, on the other hand (a "Notifying Party") will notify the other parties to this Agreement (the "Notified Party") promptly in writing of the occurrence of any condition or event that would cause any representation or warranty of the Notifying Party contained herein to be untrue in any material respect at any time between the date hereof and the Closing Date. The Notified Party shall have the right to terminate this Agreement to the extent permitted under Section 8.01. In the event that the transactions contemplated hereby are consummated the representations and warranties of the Notifying Party contained herein and the Notifying Party's Disclosure Schedule shall be deemed to have been amended by such notification as of the date of the Notifying Party's notice.

         Section 5.13  PROFESSIONAL  FEES.  Without  limiting the  generality of
Section 12.02, the Shareholders shall pay and discharge all fees, costs and expenses for legal, accounting and financial services rendered by all Persons
(A) to the Shareholders, and (B) to SDI (i) in the preparation, negotiation and consummation of this Agreement, any other agreement to be executed between or among USSC, USSC Transitory Sub, SDI and the Shareholders relating to the transactions contemplated hereby and (ii) in the preparation, updating, completion or finalization of their respective corporate books and records (i.e. "housekeeping" work) so that such books and records would be reasonably complete and up to date during the past six (6) months to enable SDI and the SDI Subsidiaries to commence or proceed with preparation and negotiation of this Agreement.

         Section 5.14 DISSOLUTION OF SUBSIDIARIES. SDI shall use reasonable efforts to dissolve, prior to the Closing Date, Surgical

Dynamics Ltd., Inc., a United States Virgin Islands corporation and Surgical Dynamics Puerto Rico, Inc., a Delaware corporation.

         Section 5.15 TAX RETURNS.
Prior to the Closing, the Shareholders shall engage Grant Thornton L.L.P. to prepare promptly following the Closing all income Tax returns required to be filed with any Taxing Authority after the Closing Date with respect to any Taxable period ending on or prior to the Closing Date, by or on behalf of SDI and any SDI Subsidiary (collectively, the "SDI Post Closing Returns"). The Shareholders shall cause the SDI Post Closing Returns to be signed on behalf of SDI and the SDI Subsidiaries by Henry Klyce (or if he is unable to act for any reason, another individual designated by the Shareholders), PROVIDED that USSC shall have appointed Henry Klyce or such other individual an officer of SDI or the applicable SDI Subsidiary for this purpose and, thereafter, SDI will file the SDI Post Closing Returns; provided further and on condition that USSC shall cause SDI to provide reasonable cooperation to the Shareholders in connection therewith. To the extent that no accrual, reserve or other provision has been made for the Taxes due thereon on SDI's or such SDI's Subsidiary's financial records as of the Closing Date or on the Interim Balance Sheet, the deficiency shall be paid by the Shareholders and the Shareholders hereby agree to indemnify, defend and hold USSC harmless from and against any and all such deficiencies. USSC, or at its discretion, SDI shall reimburse the Shareholders for the amount of Grant Thornton L.L.P.'s fees and expenses to prepare the SDI Post Closing Returns up to an aggregate of Twenty Thousand Dollars ($20,000), provided (i) the SDI Post Closing Returns shall have been signed, as herein provided, and (ii) USSC shall have been provided with appropriate documentation concerning such fees and expenses. Otherwise, the Shareholders shall be responsible for such fees and expenses.

                                   ARTICLE VI
                                COVENANTS OF USSC

         USSC agrees as follows:

         Section 6.01 CONFIDENTIALITY. USSC and USSC Transitory Sub will each hold in confidence all information provided to it by or on behalf of the Shareholders or SDI relating to SDI or any SDI Subsidiaries (and any information derived therefrom, or reflecting any such information, prepared by or on behalf of USSC or USSC Transitory Sub) in confidence and will not (a) disclose any such information other than to directors, officers, employees and agents of USSC or USSC Transitory Sub who need to know such information for the purposes of the transactions contemplated by this Agreement and as required in connection with making any regulatory application or complying with any other applicable Law; or
(b) use such information for any purpose other than to evaluate the transactions contemplated by this Agreement. Upon any termination of this Agreement, USSC and USSC Transitory Sub will promptly

                        [CONFIDENTIAL MATERIAL OMITTED.]

return to SDI and the Shareholders all such information and will destroy any such information prepared by USSC or USSC Transitory Sub or on its behalf, including any copies of such information. This Section 6.01 shall not apply to:
(i) information now or hereafter in the public domain through no fault of USSC or USSC Transitory Sub; (ii) information which USSC and USSC Transitory Sub knew (and was not restricted from disclosing or using) and was in documentary form before USSC or USSC Transitory Sub first contacted SDI or the Shareholders, or their representatives in connection with the transactions contemplated herein;
(iii) information obtained from a source other than SDI or the Shareholders or their accountants, provided that such source was not at the time it furnished such information bound by confidentiality obligations for the benefit of SDI or the Shareholders in respect thereof and had authorization to disclose same; and
(iv) compliance with any applicable Law or the regulation or rule of any stock exchange, by USSC, USSC Transitory Sub or any of their Affiliates, provided that the Shareholders are given reasonable time and opportunity to contest such disclosure.

         Section   6.02   COMMERCIALLY   REASONABLE   EFFORTS.   USSC  will  use
commercially  reasonable  efforts to cause the  conditions  set forth in Section
7.02 to be satisfied as soon as practicable after the date hereof.

         Section 6.03 [CONFIDENTIAL MATERIAL OMMITTED.]

         Section 6.04 CONSENTS; REGULATORY APPROVAL. USSC will take all such commercially reasonable actions as may be necessary to obtain all approvals or consents from third parties or regulatory or governmental agencies necessary or advisable in order to permit the consummation of the transactions contemplated in this Agreement. Without limiting the foregoing, USSC will cooperate with SDI or either Shareholder in connection with the preparation of any filing required by the HSR Act.

         Section 6.05 SECURITIES COVENANT. USSC and USSC Transitory Sub each hereby confirms its understanding and agreement that the Shares and Surviving Corporation Shares have not been, nor will they be, registered under the Securities Act or any state securities law. USSC and USSC Transitory Sub each further acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Shareholders concerning the Shares and Surviving Corporation Shares and SDI. The foregoing shall not be deemed to limit the representations and warranties of SDI and the Shareholders in this Agreement.

         Section 6.06 OTHER POST-CLOSING ACTIONS. USSC shall not cause or permit
(a) any distribution on the Closing Date or for a

                        [CONFIDENTIAL MATERIAL OMITTED.]

period of two (2) years after the Closing by the Surviving Corporation with respect to the stock of the Surviving Corporation, including without limitation, a dividend distribution and a distribution in partial or complete liquidation of the Surviving Corporation or (b) the filing of an election pursuant to Section 338 of the Code with respect to the Merger.

         Section 6.07 [CONFIDENTIAL MATERIAL OMITTED.]

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         Section 7.01 CONDITIONS TO THE OBLIGATIONS OF USSC. The obligations of USSC and USSC Transitory Sub to proceed with the Closing contemplated hereby are subject to the satisfaction at or prior to the Closing Date of all of the following conditions in all material respects, any one or more of which may be waived, in whole or in part, by USSC:

         (a) COMPLIANCE. SDI and the Shareholders shall have complied in all material respects with each of their respective covenants and agreements contained herein and, except as affected by any action contemplated by or permitted under this Agreement, or as consented to in writing by USSC, each of the representations and warranties of the Shareholders contained herein shall be true and correct in all material respects at and as of the Closing Date as if made as of the Closing Date, except (i) those representations and warranties that relate to a date prior to the Closing Date or (ii) where such non-compliance or failure to be true and correct does not have a Material Adverse Effect on SDI's Business Condition.

         (b) OFFICER'S CERTIFICATE. USSC shall have received a certificate from the President of SDI that, to his knowledge and belief, the conditions set forth in Section 7.01 have been fulfilled and accomplished.

         (c) LEGAL OPINIONS. USSC shall have received opinions of Greene, Radovsky, Maloney & Share, counsel to SDI; Goodman Phillips & Vineberg, counsel to E-Z-SUB and E-Z-M and Bogatin P. L. C., counsel to CalMed dated the Closing Date, respectively, substantially in the form(s) of EXHIBITS C, D AND E attached hereto.

         (d) CONSENTS, APPROVALS, ETC. OBTAINED. SDI shall have given any and all required notices of the transactions contemplated by this Agreement, and shall have obtained any and all written consents required for the transactions contemplated by this Agreement, pursuant to its Certificate of Incorporation and Bylaws and pursuant to each material contract, loan, or agreement, plan, policy, lease, permit, license and other document or instrument specified in any Exhibit or Schedule hereto as requiring such notice or consent, except (i) to the extent the consent or approval is covered by Section 7.03, or (ii) where the failure to do so would not have a Material Adverse Effect on SDI's Business Condition. No terminations or defaults shall have occurred, by reason of this Agreement or the transactions contemplated hereby, pursuant to any material contract, loan, agreement, plan, policy, lease, permit, license or any other document or instrument specified in any Exhibit or Schedule attached hereto that would have a Material Adverse Effect on SDI's Business Condition.

         (e) PROFESSIONALS. On or prior to the Closing Date, all existing agreements between SDI and any SDI Subsidiary, on the one hand, and Green, Radovsky, Malone & Share and Goodman Phillips & Vineberg shall have been terminated. The Shareholders shall provide to USSC on the Closing Date evidence of same (reasonably satisfactory to USSC), including, without limitation, invoices from all Professionals as of the month end immediately preceding the Closing Date to the extent SDI can obtain them with reasonable commercial efforts, and releases signed by Greene, Radovsky, Malone & Share and Goodman Phillips & Vineberg.

         (f) INTERIM BALANCE SHEET AND OTHER DOCUMENTS. USSC shall have received
(i) the Interim Balance Sheet with a certificate from the President of SDI that, to his knowledge and belief and except for footnote disclosures and period end adjustments, the Interim Balance Sheet was prepared in accordance with GAAP consistently applied and fairly presents the financial position of SDI as of the date thereof, and (ii) SDI's corporate minute and stock record books.

         (g) CHANGE IN CONDITION. There shall have been no Material Adverse Effect on SDI's Business Condition since the date of this Agreement.

         (h) ECKVEST RELEASE. USSC shall have received a written release from Eckvest Equity, Inc. with respect to any fees or expenses due from SDI as a result of the transactions contemplated hereunder, or any other claim of any kind or amount.

         (i) RESIGNATIONS. SDI shall have delivered to USSC the resignations (including a waiver of any claim as a director for directors fees or other claims against SDI) effective as of the Closing Date, of each director and officer of SDI.

         Section 7.02 CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS. The obligations of SDI and the Shareholders to proceed with the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of all of the following conditions in all material respects any one or more of which may be waived, in whole or in part, by SDI and the Shareholders:

         (a) COMPLIANCE. USSC and USSC Transitory Sub shall each have complied in all material respects with each of its covenants and agreements contained herein (including, without limitation, the payment provided in Section 2.03(b)(iv)) and, except as affected by any action contemplated by or permitted under this Agreement, or as consented to in writing by the Shareholders, each of the representations and warranties of USSC and USSC Transitory Sub contained in
Article IV hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except those representations and warranties that relate to a date prior to the Closing Date.

         (b) OFFICER'S CERTIFICATE. The Shareholders shall have received a certificate, dated the Closing Date, signed by a Senior Vice President of USSC certifying that, to the best of his knowledge and belief, all of the conditions set forth in Section 7.02 have been fulfilled and accomplished.

         (c) LEGAL OPINION. The Shareholders shall have received an opinion of Thomas R. Bremer, Esq., Senior Vice President and General Counsel to USSC, dated the Closing Date, substantially in the form of EXHIBIT F attached hereto.

         (d) CONSENTS, APPROVALS, ETC. OBTAINED. USSC and USSC Transitory Sub shall have given any and all required notices of the transactions contemplated by this Agreement, and shall have obtained any and all written consents required for the transactions contemplated by this Agreement, pursuant to its certificate of incorporation and by-laws and pursuant to each material contract, loan, or agreement, plan, policy, lease, permit, license and other document or instrument specified in any Exhibit or Schedule hereto as requiring such notice or consent except (i) to the extent the consent or approval is covered by Section 7.03, or
(ii) where the failure to do so would not have a Material Adverse Effect on USSC's Business Condition. No terminations or defaults shall have occurred, by reason of this Agreement or the transactions contemplated hereby, pursuant to any material contract, loan, agreement, plan, policy, lease, permit, license or any other document or instrument specified in any Exhibit or Schedule attached hereto.

         Section 7.03 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to proceed with the Closing are subject to the condition that on or prior to the Closing Date (a) any Governmental Body having jurisdiction, to the extent required by Law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement and the applicable period of time necessary under the HSR Act before such transaction can be consummated shall have expired, and (b) there shall not be in effect (i) any Action, judgment, decree or order issued by, or pending before any Federal or state court or Governmental Body having jurisdiction or (ii) any Law, enacted or promulgated by any Governmental Body having jurisdiction, that in either case of (i) or (ii) restrains, prohibits the consummation of the transactions contemplated by this Agreement or makes such consummation illegal, provided, that, any party hereto may contest or appeal any such judgment, decree, order or the applicability of any such Law, at its own expense, and upon notice from such party to the other parties of such contest or appeal, the Outside Date shall be automatically extended from day-to-day (for a period not to exceed sixty (60) days) until the final disposition of such contest or appeal.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

              (i) by the mutual written agreement of all of the parties hereto;

              (ii) by USSC if a Material Adverse Effect on SDI's Business Condition has occurred.

              (iii) by any party, if the conditions set forth in Section 7.03 are not satisfied on or before the Outside Date or as extended in accordance with such Section;

              (iv) by USSC if the conditions in Section 7.01 are not satisfied or waived on or before the Scheduled Closing Date;

              (v) by the Shareholders, if the conditions in Section 7.02 are not satisfied or waived on or before the Scheduled Closing Date;

Termination of this Agreement pursuant to any of the foregoing clauses (ii) through (v) shall be effective upon notice of such termination from the party terminating this Agreement to each of the other parties.

         Section 8.02 TERMINATION CIRCUMSTANCES. If any party becomes aware of facts or circumstances that would entitle such party to terminate this Agreement pursuant to Section 8.01, such party shall give immediate notice of such facts or circumstances to the other party or parties, who, notwithstanding any other provision in this Agreement (including, without limitation, the requirement that the Closing occur on or before the Outside Date), shall have ten (10) Business Days in which to rectify such facts or circumstances and the notifying party shall not be entitled to terminate this

                        [CONFIDENTIAL MATERIAL OMITTED.]

Agreement, if such facts or circumstances are so rectified. In the event that such notice is given less than ten (10) Business Days prior to the Outside Date, the Outside Date shall be extended to a date which is fourteen (14) Business Days after the date of such notice.

         Section 8.03 EFFECT OF TERMINATION

              (a) If this Agreement is terminated as permitted by Section 8.01 (a "Termination"), except as provided in Section 2.05, such Termination shall be without liability of any party (or any shareholders, director, officer, employee, agent, consultant or representative of any party) to the other parties to this Agreement; PROVIDED THAT if such Termination shall result from deliberate and intentional failure of a party to (i) fulfill a condition to the performance of the obligations of one of the other parties or (ii) to perform any covenants of such party under this Agreement, such party shall be fully liable for any and all costs and expenses sustained or incurred by the other party or parties as a result of such failure. For greater certainty, the inaccuracy of any representation or breach of any warranty by a party shall not result in such party being liable for any damages, costs or expenses sustained or incurred by any other parties as a result thereof.

              (b) Notwithstanding any other provision hereof, if there is a Termination neither SDI, nor any Affiliate of SDI, nor either Shareholder nor any such Shareholder's Affiliate shall have any liability to USSC or USSC Transitory Sub and neither USSC Transitory Sub nor USSC shall pursue any remedy against SDI, such Shareholder or any Affiliate thereof, for any breach of any representations, warranties or covenants, or the failure to perform a condition by or of SDI or any Shareholder hereunder except (i) to the extent provided in this Section (a) of this Section 8.03 or (ii) any breach of Section 5.08 hereof. Nothing hereinabove in this Section 8.03 is intended to limit USSC's or USSC Transitory Sub's rights under this Agreement to the return of the Deposit.

                                   ARTICLE IX
               EXTENT AND SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                    COVENANTS AND AGREEMENTS; INDEMNIFICATION

         Section 9.01 [CONFIDENTIAL MATERIAL OMMITTED.]

         Section 9.02 INDEMNIFICATIONS.

         (a) [CONFIDENTIAL MATERIAL OMMITTED.]

                        [CONFIDENTIAL MATERIAL OMITTED.]

         (b) [CONFIDENTIAL MATERIAL OMMITTED.]

         (c) Each party shall give prompt notice (the "Indemnified Party") to the other party(ies) from whom indemnification is sought (the "Indemnifying Parties") of the assertion of any USSC Claim or SDI Claim (either, a "Claim"), as the case may be, and if the Claim arises out of the commencement of any Action against the Indemnified Party, of which the Indemnified Party has actual notice of and will give such information with respect thereto as the
Indemnifying Parties may reasonably request; HOWEVER, the failure of Indemnifying Parties to give notice as required herein shall not relieve the Indemnifying Parties of their indemnification obligations hereunder unless and to the extent the Indemnifying Parties are prejudiced by such failure to give prompt notice. The Indemnified Parties may, at their own expense, participate in the defense of any such Claim or Action, PROVIDED THAT the Indemnifying Parties shall have the right to conduct the defense of and settle such Action with counsel reasonably satisfactory to the Indemnified Party. All of the parties hereto shall cooperate in the defense or prosecution thereof. No investigation by or on behalf of USSC at or prior to the Closing Date shall relieve the Shareholders of any liability hereunder, except to the extent provided in
Section 9.02(f).

         (d) The Shareholders shall have no right of indemnification or contribution against SDI with respect to their indemnification obligations under this Section 9.02 after the Closing Date.

         (e) The provisions of this Article IX shall provide the sole and exclusive recourse and remedy of the USSC Indemnitees with respect to any claims or rights against either or both of the Shareholders and/or SDI with respect to any breach by either Shareholder or SDI of any provision of this Agreement or any untrue representation or warranty and the USSC Indemnitees shall have no claims or rights of any kind with respect to any breach of any provision of this Agreement or any untrue representation or warranty, except as expressly set forth in this Article IX.

         (f) If on or before the  Closing  Date,  USSC has actual  knowledge  of facts or circumstances constituting a breach by either or both of the Shareholders and/or SDI of any of the representations, warranties, covenants or agreements made or to be performed by either or both of the Shareholders and/or SDI, but USSC determines nevertheless to consummate the transactions contemplated by this Agreement and the Closing occurs, neither of the Shareholders shall have any indemnification obligation pursuant to this Section
9.02 or otherwise with respect to any matter resulting from or related to such facts or circumstances.

         (g) Neither of the Shareholders nor USSC shall have any indemnification obligation pursuant to this Section 9.02 or otherwise with respect to a breach of a representation or warranty if the Damages result from an order, directive or other action by a Governmental Body and USSC and/or SDI brought the matter to the attention of the Governmental Body.

         (h) Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants or agreements hereunder, if the transactions contemplated by this Agreement shall be consummated at the Closing, each of the parties hereby waives any rights that it or they may have to rescind this Agreement or transactions consummated hereunder; PROVIDED, THAT, this waiver shall not affect any other rights or remedies available to the parties to the extent provided under this Agreement.

                                    ARTICLE X

                                  HOLDBACK FUND

         Section 10.01 HOLDBACK PERIOD. USSC shall retain the Holdback Funds for a period of two years from the Closing Date (the "Holdback Period"). The Holdback Funds shall be invested in a money market account with Bank of New York (with interest earned thereon to be for the benefit of the Shareholders) and shall be used to pay USSC Claims in accordance with Article IX and this Article X.

         Section 10.02 THIRD PARTY CLAIMS. If during the Holdback Period, USSC believes that it is entitled to indemnification with respect to a USSC Claim and such USSC Claim involves an amount claimed by a third party in excess of the Shareholders' Financial Basket or the Shareholders' Non-Financial Basket, as the case may be, USSC shall give the Shareholders notice of the particulars of such USSC Claim in reasonable detail, to the extent it has actual knowledge thereof. The Shareholders shall have thirty (30) days from the receipt of such notice, by notice to USSC, to (i) acknowledge that such USSC Claim is covered by the indemnification provisions of Article IX and that the amount claimed by such third party is correct, in which case USSC shall have the right to pay such USSC Claim from the Holdback Funds, or (ii) deny that the amount claimed by such third party is correct, in which case the Shareholders shall indemnify, defend and hold the USSC Indemnitees harmless with respect to such USSC Claim and shall have the right to conduct the defense of and to settle such USSC Claim, or (iii) deny that such USSC Claim is covered by the indemnification provisions of
Article IX, in which case USSC shall have the sole and exclusive right to determine whether to pay or contest such amount claimed by such third party (and may use the Holdback Funds for such payment) and the provisions of Article XIII (Arbitration of Certain Claims) shall be applicable only as to whether such USSC

Claim is subject to the indemnification provisions, but the amount of such USSC Claim shall not be contestable by the Shareholders. If in such arbitration it is determined that the USSC Claim is covered by the indemnification provisions of
Article IX, then USSC shall be deemed to have properly used the Holdback Funds to satisfy such USSC Claim. If in such arbitration it is determined that the USSC Claim is not covered by the indemnification provisions of Article IX then, in such event, USSC shall add to the Holdback Funds with interest earned thereon the amount of the Holdback Funds which was used by USSC to pay such USSC Claim. The failure by the Shareholders to give such notice within such thirty (30) day period shall be deemed to be an acknowledgment that such USSC Claim is covered by the indemnification provisions of Article IX and that the amount claimed by such third party is correct.

         Section 10.03 NON-THIRD PARTY CLAIMS. If, during the Holdback Period, USSC believes that it is entitled to indemnification with respect to a USSC Claim and wishes to utilize the Holdback Funds for such purpose, and such USSC Claim does not involve an amount claimed by a third party, USSC shall give the Shareholders notice of the particulars of such USSC Claim in reasonable detail, to the extent it has actual knowledge thereof. The Shareholders shall have thirty (30) days from the receipt of such notice, by notice to USSC, to either
(i) acknowledge that the USSC Claim is covered by the indemnification provisions of Article IX and that the amount of such USSC Claim is correct, in which case USSC shall pay such USSC Claim from the Holdback Funds to the extent that such USSC Claim exceeds the Shareholders' Financial Basket or the Shareholders' Non-Financial Basket, as may be applicable, or (ii) deny that such USSC Claim is covered by the indemnification provisions of Article IX and/or that the amount of USSC Claim is correct, in which case the provisions of Article XIII (Arbitration of Certain Claims) shall be applicable. If in such arbitration it is determined that the USSC Claim is covered by the indemnifications provisions of Article IX, then USSC shall have the right to use the Holdback Funds to pay or reimburse USSC for such USSC Claim as determined in such arbitration, to the extent in excess of the amount of the Shareholders' Financial Basket or the Shareholders' Non-Financial Basket, as the case may be. If in such arbitration it is determined that the USSC Claim is not covered by the indemnification provisions of Article IX then, in such event, USSC shall have no right to use any such Holdback Funds to pay or reimburse USSC for such USSC Claim. The failure by the Shareholders to give such notice within such thirty (30) day period shall be deemed an acknowledgment that such USSC Claim is covered by the indemnification provisions of Article IX and that the amount of such USSC Claim is correct.

         Section 10.04 RETURN OF HOLDBACK FUNDS. At the end of the Holdback Period, USSC shall deliver the Holdback Funds (including all accrued interest thereon) LESS the aggregate amount with respect to USSC Claims paid in accordance with this Article X to the Shareholders in the proportion 51% to E-Z-SUB and 49% to CalMed (provided that in the case of any USSC Claim with respect to which it is the sole responsibility of only one of the Shareholders to indemnify, such USSC Claim shall be paid out of such Shareholder's portion of the Holdback Funds, provided both Shareholders give their consent thereto and hold USSC harmless with respect to such apportionment of the Holdback Funds). If there is any USSC Claim with respect to which USSC has given notice to the Shareholders prior to the end of the Holdback Period and which is not yet resolved, USSC may retain an amount from the Holdback Funds sufficient to pay such unresolved USSC Claim (after giving consideration to the Shareholders' Financial Basket or the Shareholders' Non-Financial Basket, as may be applicable) and shall deliver any remaining Holdback Funds (including all accrued interest thereon) to the Shareholders as provided above upon resolution of such unresolved USSC Claim.


                                   ARTICLE XI
                             Non-Compete/Tax Matters

         Section 11.01 NON COMPETE.

         (a) Each of the Shareholders hereby covenants and agrees that for a period of two (2) years from the Closing Date, or if shorter, for as long as will legally be allowed from the Closing Date, not to, directly or indirectly, become engaged, or render services, or have any interest (whether as a partner, stockholder, joint venturer or owner) directly or indirectly, to or in any Person other than USSC, engaged, or about to become engaged, to the knowledge of such Shareholder, anywhere in the world, or, if less, in any parts thereof as will be legally enforceable, in the business of development, manufacture, marketing or sale of (i) spinal fusion cages or for interlocking fusions or the treatment of lower back pain, or (ii) devices for or endoscopic lumbar discectomy.

         (b) If any covenant set forth in Section 11.01 is construed by a court of competent jurisdiction to be unenforceable because of its scope or duration, the affected parties agree that such court shall have the power to modify such scope or duration and, as so modified, said covenant shall be given full force and effect. If any of such covenant or a portion thereof is otherwise construed to be invalid or unenforceable, the same shall not affect the remaining covenant or remaining portion, which shall be given full force and effect without regard to the invalid covenant or portion, and without regard to the invalid covenant or portion.

         (c) Each  Shareholder  acknowledges  and agrees that any breach of this
Section 11.01 by such Shareholder would likely cause irreparable injury to USSC and that USSC's remedy at law for any such breach would be inadequate. Accordingly, each Shareholder agrees that in addition to any other remedies provided for herein temporary and permanent injunctive relief may be granted in any proceeding which may be brought by USSC to enforce any violation of this Section 11.01 by such Shareholder from its willful misconduct.

         (d) The parties acknowledge and agree that the covenants contained in this Section 11.01 are materially significant and essential to the transactions contemplated by this Agreement.

         11.02 TAXABLE PURCHASES. It is understood, agreed and intended by the parties that the Merger will be treated for U.S. Federal income tax purposes as taxable purchase of the Shares by USSC, pursuant to the principles enunciated in revenue ruling 73- 427, and the parties agree to take no positions inconsistent with the treatment of the Merger as a taxable stock purchase by USSC of the Shares for Federal income tax purposes.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01 NOTICES. All notices, consents, waivers, approvals or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered by messenger, sent by recognized overnight courier service, prepaid, or by registered or certified mail return receipt requested, postage paid as follows, and any such notice or communication shall be deemed to have been given: (a) if delivered by messenger on the day of delivery, if a Business Day and if not, on the first Business Day thereafter (b) if sent via courier on the next Business Day, or (c) if sent by mail, on the third Business Day after mailing:

To USSC and USSC Transitory Sub:   United States Surgical
                                   Corporation

                                   150 Glover Avenue
                                   Norwalk, CT 06856
                                   Attention: Thomas R. Bremer
                                   Senior Vice President and
                                   General Counsel

To E-Z-M AND E-Z-SUB:

                                   E-Z-EM, Inc.
                                   717 Main
                                   Westbury, NY 11590-5021
                                   Attention: Mr. Daniel R. Martin
                                              President & CEO

Copy to:                           Steven H. Levin, Esq.
                                   Goodman Phillips & Vineberg
                                   430 Park Avenue,  10th Floor

                                   New York, New York  10022

To CalMed:                         CalMed Laboratories, Inc.
                                   c/o Henry Klyce
                                   231 Sandringham
                                   Piedmont, California 94611

Copy to:                           Allen Grossman, Esq.
                                   Greene, Radovsky, Maloney & Share
                                   One Market Plaza, 42nd Floor
                                   San Francisco, CA 94105

To Surgical Dynamics:              2575 Stanwell Drive
                                   Concord, CA 94520
                                   Attention: Henry Klyce,
                                   Attention: Chief Executive Officer

         Section 12.02 CERTAIN EXPENSES AND COSTS. All legal and other expenses incurred in connection with the transactions contemplated by this Agreement, shall be paid by the party incurring such expenses.

         Section 12.03 BINDING EFFECT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any right hereunder may be assigned by any party without the consent of the other parties. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and valid assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         Section 12.04 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Schedules and Exhibits hereto, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto, except for the Confidential Disclosure Agreement dated April 3, 1995 and the Evaluation Agreement dated August 3, 1995 which shall continue in full force and effect. This Agreement may be amended, and any provision hereof waived, but only in writing signed by all the parties hereto. In addition, the inclusion in an Exhibit, Schedule, certificate or other document of information that is not, pursuant to this Agreement, required to be included therein, shall not have the effect of changing any threshold or otherwise modifying any requirement(s) of disclosure.

         Section 12.05 FURTHER ASSURANCES. SDI, the Shareholders and USSC each agree, prior to and after the Closing Date, to cooperate with the other and to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement expeditiously the transactions contemplated by this Agreement.

         Section 12.06 GOVERNING LAW. This Agreement shall be governed by and construed under and in accordance with the internal laws of the State of New York without giving effect to its principle of conflict of law.

         Section 12.07 CONSENT TO JURISDICTION. USSC, USSC Transitory Sub , SDI and each of the Shareholders hereby irrevocably agree that any Action arising out of this Agreement may be brought against all or any of them in any competent court of the State of New York or in any competent court of the United States located within the State of New York. Service of process with respect to any such Action may be made upon it by certified first class mail, postage pre-paid, sent to the addressees set forth in Section 12.01 above, and that any such service of process shall be taken as valid personal service upon it being effective five (5) Business Days after mailing as aforesaid, whether or not USSC, USSC Transitory Sub, SDI or such Shareholder shall then be doing, or any time shall have done, business within New York.

         Section 12.08 SPECIFIC PERFORMANCE. The Shareholders acknowledge that because the Shares are unique, USSC and USSC Transitory Sub will have no adequate remedy at law if the Shareholders fail to perform any of their obligations hereunder, and that in such event, USSC and USSC Transitory Sub will have the right, in addition to any other remedies it may have, to specific performance of this Agreement.

         Section 12.09 PUBLIC ANNOUNCEMENTS. SDI and the Shareholders shall cooperate with USSC in the preparation and the timing of the release of a USSC press release concerning this transaction. Neither SDI or the Shareholders shall issue a press release, or make any public announcement, comment or statement concerning this transaction or any aspects of this Agreement without first advising and receiving the written consent of USSC in advance; provided that E-Z-M may make any public announcement or statement it deems appropriate, in its sole discretion, to comply with applicable Law or the rules of any exchange on which its shares are listed, PROVIDED THAT E-Z-M provide a copy of the proposed public announcement or statement as far in advance as is reasonably possible.

         Section 12.10 WAIVER. No waiver by either party, express or implied, of any breach of any term, condition, or obligation of this Agreement shall be construed as a waiver of any subsequent breach of any term, condition, or obligation of this Agreement, whether of the same or different nature.

         Section 12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 12.12 CAPTIONS. The captions and headings used herein and in the Exhibits and Schedules hereto are intended and shall for all purposes be deemed to be for convenience of reference only and shall be of no force or effect whatsoever in the construction or interpretation of this Agreement.

         Section 12.13 PRIORITY. Where the same matter falls within both specific as well as general provisions of this Agreement, the specific provisions shall be controlling and take priority over the general provisions.

         Section 12.14 ATTORNEYS' FEES. If any Action (other than an arbitration proceeding) is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that Action, in addition to any other relief to which it or they may be entitled.

         Section 12.15 E-Z-M/E-Z-SUB. E-Z-M and E-Z-SUB hereby jointly and severally represent and warrant to USSC that E-Z-SUB is a wholly-owned subsidiary of E-Z-M. E-Z-M and E-Z-SUB jointly and severally covenant and agree with USSC that (a) representations and warranties made by E-Z-SUB in this Agreement and any documents executed in connection with this Agreement are hereby adopted as and shall be deemed representations and warranties made by E-Z-M, which shall be jointly and severally liable in all respects with E- Z-SUB with respect thereto and that (b) all covenants and agreements on the part of E-Z-SUB to be performed, observed and complied with hereunder are adopted and are covenants and agreements of E-Z-M as if it were the party obliged to perform, observe and comply with such covenants and agreements, it being the intent hereof that E-Z-M shall be jointly and severally liable to USSC for the performance, observance and compliance by E-Z-SUB for all of E-Z-SUB's covenants and agreement hereunder and for the correctness of all E-Z-SUB's representations and warranties hereunder.

         Section 12.16 USSC/USSC TRANSITORY SUB. USSC and USSC Transitory Sub hereby jointly and severally represent and warrant to SDI and the Shareholders that USSC Transitory Sub is a wholly-owned subsidiary of USSC. USSC and USSC Transitory Sub jointly and severally covenant and agree with SDI and the Shareholders that (a) representations and warranties made by USSC Transitory Sub in this Agreement and any documents executed in connection with this

Agreement are hereby adopted as and shall be deemed representations and warranties made by USSC, which shall be jointly and severally liable in all respects with USSC Transitory Sub with respect thereto and that (b) all covenants and agreements on the part of USSC Transitory Sub to be performed, observed and complied with hereunder are adopted and are covenants and agreements of USSC as if it were the party obliged to perform, observe and comply with such covenants and agreements, it being the intent hereof that USSC shall be jointly and severally liable to SDI and the Shareholders for the performance, observance and compliance by USSC Transitory Sub for all of USSC Transitory Sub's covenants and agreements hereunder and for the correctness of all USSC Transitory Sub's representations and warranties hereunder.

                                  ARTICLE XIII
                          ARBITRATION OF CERTAIN CLAIMS

         Section 13.01 ARBITRATION OF CERTAIN CLAIMS.

         (a) With respect to disputes between the parties (i) as to which of the parties has the right to receive the Deposit under Section 2.05, or (ii) arising under Section 10.02 or 10.03 , either USSC or a Shareholder may, by notice to the other, demand arbitration of the matter which shall be settled by final and binding arbitration conducted by a panel of three arbitrators. Within fifteen
(15) days after such notice is sent, USSC and the Shareholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the affected parties, and the parties shall be entitled to act in accordance with such decision. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

         (b) Any such arbitration shall be held in New York, New York under the Rules of Practice and Procedure (the "Rules") of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The parties shall have the same discovery rights as parties to a civil action in the Supreme Court of New York would have. Such arbitration shall be governed by the laws of the State of New York, In any such arbitration hereunder, each party shall pay its own expenses, including the expenses of the arbitrator it selects PLUS one-half of the expenses of the third arbitrator, unless the award made by the arbitrator provides for a party to pay such expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        UNITED STATES SURGICAL CORPORATION

                                        By: /S/ THOMAS R. BREMER
                                            ------------------------------
                                        Name:   Thomas R.  Bremer
                                        Title:  Senior Vice President and
                                                General Counsel

                                        USSC ACQUISITION CORPORATION



                                        By: /S/ THOMAS R. BREMER
                                            --------------------------------
                                        Name:  Thomas R. Bremer
                                        Title: President

                                        SURGICAL DYNAMICS INC.


                                        By: /S/ HENRY KLYCE
                                            --------------------------------
                                        Name:  Henry Klyce
                                        Title: President


                                        E-Z-EM INC.


                                        By: /S/ DANIEL R. MARTIN
                                            --------------------------------
                                        Name: Daniel R. Martin
                                        Title: President

                                        CALMED LABORATORIES, INC.


                                        By: /S/ HENRY KLYCE
                                            --------------------------------
                                        Name: Henry Klyce
                                        Title: President


                                        E-Z-SUB, INC.



                                        By: /S/ DENNIS CURTIN
                                            --------------------------------
                                            Name: Dennis Curtin
                                            Title: Treasurer and Secretary